CONSENT OF INDEPENDENT AUDITORS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated July 8, 1997, relating to the financial statements of Proformix Systems, Inc. (formerly Whitestone Industries, Inc.) for the year ended December 31, 1996 and the reference to our firm under the caption "Experts".

                                               /s/ Feldman Radin & Co., P.C.
                                               FELDMAN RADIN & CO., P.C.
                                               Certified Public Accountants

New York, New York
August 1, 1997